As filed with the Securities and Exchange Commission on March 4, 2010.
Registration No. 333-138750

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
to
Form S-1
on
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	3357	36-4410887
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1530 Shields Drive
Waukegan, Illinois 60085
(847) 672-2300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

G. Gary Yetman
President and Chief Executive Officer
1530 Shields Drive
Waukegan, Illinois 60085
(847) 672-2300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

James J. Junewicz
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5257

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offering pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed in register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Company filed a Registration Statement on Form S-1 (333-138750), which was declared effective on February 28, 2007. This Post Effective Amendment No. 5 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3 and to add an exhibit not previously filed with respect to such Registration Statement. All filing fees payable in connection with the registration of the common stock being registered hereby were previously paid in connection with the filing of the original Registration Statement on Form S-1.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling shareholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2010

PRELIMINARY PROSPECTUS

16,786,895 Shares
Common Stock

This prospectus is part of a registration statement filed with the United States Securities and Exchange Commission which relates to the registration for resale of all of our currently issued and outstanding shares of common stock. The selling shareholders acquired the shares of common stock offered by this prospectus in private placements in reliance on exemptions from the registration requirements of the Securities Act of 1933. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling shareholders.

The shares of common stock to which this prospectus relate may be offered and sold from time to time directly from the selling shareholders or alternatively through underwriters or broker-dealers or agents. See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Market under the symbol “CCIX.” On March 1, 2010, the reported closing price per share of our common stock was $4.35.

Investing in our common stock involves a high degree of risk. You should read the section entitled “Risk Factors” beginning on page 3 for a discussion of certain risk factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

You should only rely on the information contained in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but it does not contain all of the information you need to consider important in making your investment decision. Therefore, you should read carefully this entire prospectus and should consider, among other things, “Risk Factors,” the financial statements and related notes and other information incorporated by reference from our other filings with the Securities and Exchange Commission (“SEC”). Unless otherwise indicated, “Coleman Cable,” “Coleman,” “we,” “us,” and “our” refer to Coleman Cable, Inc., together with its subsidiaries and predecessors.

About Coleman

We are a leading designer, developer, manufacturer and supplier of electrical wire and cable products for consumer, commercial and industrial applications, with operations primarily in the United States (“U.S.”) and, to a lesser degree, Canada. We supply a broad line of wire and cable products which enables us to offer our customers a single source for many of their wire and cable product requirements. We sell our products to more than 9,000 active customers in diverse end markets, including a wide range of specialty distributors, retailers and original equipment manufacturers (“OEMs”). Virtually all of our products are sold to customers located in either the U.S. or Canada.

We were incorporated in Delaware in 1999. The majority of our operations prior to our 2007 Acquisitions, as discussed below, came from Coleman Cable Systems, Inc., our predecessor company, which was formed in 1970 and which we acquired in 2000. G. Gary Yetman, our President and Chief Executive Officer, joined our predecessor in 1986, and Richard N. Burger, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer, joined our predecessor in 1996.

In March 2007, we registered 16.8 million shares of our common stock pursuant to a registration rights agreement we had executed in 2006 with our principal shareholders in connection with a private placement of our common stock (the “2006 Private Placement”). Upon completion of this registration in March 2007, our common stock became listed on the NASDAQ Global Market under the symbol “CCIX.”

We made two significant acquisitions during 2007 (collectively, the “2007 Acquisitions”) which significantly increased our scale. In April 2007, we acquired 100% of the outstanding equity interests of Copperfield, LLC (“Copperfield”) for $215.4 million, including acquisition-related costs and working capital adjustments. At the time of our acquisition, Copperfield was one of the largest privately-owned manufacturers and suppliers of electrical wire and cable products in the U.S., with annual sales in excess of $500 million. Then in November 2007, we acquired the electrical products business of Katy Industries, Inc., which operated in the U.S. as Woods Industries, Inc. (“Woods U.S.”) and in Canada as Woods Industries (Canada) Inc. (“Woods Canada”), collectively referred to herein as Woods (“Woods”). The principal business of Woods was the design and distribution of consumer electrical cord products, sold principally to national home improvement, mass merchant, hardware and other retailers. We purchased certain assets of Woods U.S. and all the stock of Woods Canada for $53.8 million, including acquisition-related costs and working capital adjustments.

We produce products across four primary product lines: (1) industrial wire and cable, including portable cord, machine tool wiring, welding and mining cable and other power cord products; (2) electronic wire, including telephone, security and coaxial cable, thermostat wire and irrigation cable; (3) assembled wire and cable products, including extension cords, booster and battery cable, lighting products and surge and strip products; and (4) fabricated bare wire, including stranded, bunched, and single-end copper, copper clad steel and various copper alloy wire.

The core component of most of our products is copper wire which we draw from copper rod into a variety of gauges of both solid and stranded copper wires. We use a significant amount of the copper wire that we produce as an input into the production of our finished wire and cable products, while the remainder of our copper wire production is sold in the form of bare copper wire (in a variety of gauges) to external OEMs and wire and cable producers. In the majority of our wire and cable products, a thermoplastic or thermosetting insulation is extruded over the bare wire (in a wide array of compounds, quantities, colors and gauges) and then cabled (twisted) together with other insulated wires. An outer jacket is then extruded over the cabled product. This product is then coiled or spooled and packaged for sale or processed further into a cable assembly.

Our business is organized into two reportable segments: (1) Distribution, and (2) OEM. We sell products from all of our four product lines across each of our business segments. We classify our business segments based upon the end markets that they serve. Within these two reportable segments, we sell our products into multiple channels, including electrical distribution, wire and cable distribution, OEM/government, heating, ventilation, air conditioning and refrigeration, irrigation, industrial/contractor, security/home automation, recreation/transportation, copper fabrication, retail and automotive.

Corporate Information

Our principal executive offices are located at 1530 Shields Drive, Waukegan, Illinois 60085, and our telephone number is (847) 672-2300. Our web site address is www.colemancable.com. Information contained on our website is not part of this prospectus and is not incorporated in this prospectus by reference.

THE OFFERING

Common stock offered by selling shareholders(1)	16,786,895 shares

Dividend policy	We do not anticipate paying cash dividends on shares of our common stock for the foreseeable future.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

Listing	Our common stock is listed on the NASDAQ Global Market under the symbol “CCIX.”

Risk factors	For a discussion of factors you should consider in making an investment, see “Risk Factors” beginning on page 3 of this prospectus.

(1)	Less sales since February 28, 2007 of common stock pursuant to the registration statement of which this prospectus is a part, see “Selling Shareholders” for more information on the selling shareholders. Currently represents all outstanding shares of our common stock except for 2,440,000 shares of our common stock reserved for issuance pursuant to our 2007 Long Term Incentive Plan.

RISK FACTORS

In addition to the risks related to this offering described below, you should consider the additional risks set forth under “Risk Factors” included in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

Our business and, accordingly, an investment in our securities, involves significant risks, including but not limited to those described in the “Risk Factors” section of the Form 10-K referred to above and those set forth below. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition and results of operations could be seriously harmed. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

You may experience dilution of your ownership interests if we issue additional shares of our common stock in the future.

We may in the future issue additional shares, resulting in the dilution of the ownership interests of our present shareholders and purchasers of our common stock offered hereby. We are authorized to issue 75,000,000 shares of common stock and 10,000,000 shares of preferred stock with such designations, preferences and rights as determined by our board of directors. As of March 1, 2010, we have 17,344,480 shares of common stock issued and outstanding. The potential issuance of additional shares of common stock may create downward pressure on the trading price of our common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the our stock incentive plan, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes.

We do not expect to pay any dividends on our common stock for the foreseeable future.

We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future, and our ability to pay dividends is restricted by the instruments governing our outstanding indebtedness. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

Our largest shareholders and management control a significant percentage of our common stock, and their interests may conflict with those of our other shareholders.

As of February 24, 2010, our co-chairmen David S. Bistricer and Nachum Stein, including shares owned by certain family members of Nachum Stein and David Bistricer and trusts for the benefit of certain family members of Nachum Stein and David Bistricer, have the right to control the votes of approximately 42.9% of our common stock. Our directors and officers as a group, excluding shares owned by certain family members of Nachum Stein and David Bistricer and trusts for the benefit of certain family members of Nachum Stein and David Bistricer, own or control 17.8% of our common stock. As a result, these shareholders will be able to control or substantially influence the outcome of shareholder votes, including the election of directors, the adoption or amendment of provisions in our certificate of incorporation or bylaws and possible mergers, sales of all of our assets and other significant corporate transactions. The concentration of ownership may have the effect of delaying, deferring or preventing future acquisitions, financings and other corporate opportunities and attempts to acquire us, which in turn could have a material adverse effect on the price of our common stock.

Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of the Company, which could adversely affect the price of our common stock.

Provisions in our organizational documents and in the Delaware General Corporation Law could delay or prevent a change in control of the Company, which could adversely affect the price of our common stock. The provisions in our articles of incorporation and bylaws that could delay or prevent an unsolicited change in control of the Company include board authority to issue preferred stock, procedures for filling vacancies on the board, prohibition of cumulative voting, requirement of a plurality vote for election of directors, preclusion of shareholder action by written consent, advance notice provisions for business to be considered at a shareholder meeting and classification of our board of directors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus, including certain statements contained in “Summary,” “Business,” and “Risk Factors” are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under “Risk Factors,” may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	further adverse changes in general economic and capital market conditions;

•	changes in the demand for our products by key customers;

•	additional impairment charges related to our goodwill and long-lived assets;

•	changes in the cost of labor or raw materials, including PVC and fuel;

•	failure of customers to make expected purchases, including customers of acquired companies;

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing consolidations and integration activities;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes in interest rates;

•	impact of renegotiation of extension of labor agreements; and

•	other risks and uncertainties, including those described under “Risk Factors.”

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. Any proceeds from the sale of the shares offered by this prospectus will be received by the selling shareholders.

DIVIDEND POLICY

We do not anticipate that we will pay any dividends on our common stock in the foreseeable future as we intend to retain any future earnings to fund the development and growth of our business. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on many factors, including general economic and business conditions, our strategic plans, our financial results and conditions, legal requirements and other factors that our board of directors deems relevant. Our credit facility and the indenture governing our senior notes each contains restrictions on the payment of dividends to our shareholders. In addition, our ability to pay dividends is dependent on our receipt of cash dividends from our subsidiaries.

SELLING SHAREHOLDERS

The following table sets forth information about the number of shares owned by each selling shareholder that may be offered from time to time under this prospectus. Certain selling shareholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling shareholder may be deemed to be underwriting commissions. Of the shares listed below, 8,400,000 were issued in the 2006 Private Placement.

The table below has been prepared based upon the information furnished to us by the selling shareholders as of February 27, 2007. The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions either (i) pursuant to the registration statement of which this prospectus is a part or (ii) exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling shareholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling shareholders because we do not know at this time the number of shares that these shareholders have sold in the past or will decide to sell in the future. The total amount of shares that may be sold hereunder will not exceed the number of shares offered hereby. See “Plan of Distribution.”

Except as noted below, to our knowledge, none of the selling shareholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of shares described below.

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

A. Bartley Bryt & Maud S. Bryt	4,333	4,333	0	*
A-Able Transmission Inc.(1)	170	170	0	*
Alexander Hasenfeld	443,855	443,855	0	*
Alexandra P. Tumbleston(1)	980	980	0	*
Alexis Ann Shehata(1)	820	820	0	*
Allied Funding, Inc.(2)	10,000	10,000	0	*
Amber Master Fund (Cayman) SPC(3)	466,667	466,667	0	*
Andrea L. Kilian, TTEE Andrea L. Kilian Trust U/A DTD 09/25/1997(1)	430	430	0	*
Anima SGR pA(4)	170,000	170,000	0	*
Anita L. Rankin, TTEE Anita L. Rankin Revocable Trust U/A DTD 04/28/1995(1)	330	330	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Ann C. Karter(1)	6,400	6,400	0	*
Ann K. Miller(1)	5,750	5,750	0	*
Anne-Marie Romer(1)	740	740	0	*
Anthony L. Kremer, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	880	880	0	*
Anthony L. Kremer, TTEE Anthony L. Kremer Revocable Living Trust U/A DTD 01/27/1998(1)	670	670	0	*
Atlas Master Fund, Ltd(5)	466,667	466,667	0	*
Aubrey L. Roberts, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,660	1,660	0	*
B. Bitticker Beneficiary, Charles Schwab & Co. Inc. Cust. Inherited IRA(1)	1,080	1,080	0	*
Baker Hazel Funeral Home Inc.(1)	210	210	0	*
Barbara A. Muth, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	200	200	0	*
Barbara A. Muth, TTEE Barbara A. Muth Revocable Living U/A DTD 10/31/1996 FBO B. Muth(1)	990	990	0	*
Benny L. Tumbleston, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	70	70	0	*
Betsy S. Kleeblatt(6)	200	200	0	*
Billy A. West, TTEE Billy A. West Trust U/A DTD 01/23/1992(1)	2,830	2,830	0	*
BLT Enterprises LLP, a Partnership(1)	920	920	0	*
Brad Marshall-Inman IRA	1,667	1,667	0	*
Brady Retirement Fund(7)	7,000	7,000	0	*
Brian Louis McMurray(1)	1,030	1,030	0	*
C. Guerro & W. Guerro, TTEE Carmine & Wendy Guerro Living Trust U/A DTD 07/31/2000(1)	930	930	0	*
Carl William Goeckel, Designated Ben. Plan/TOD(1)	210	210	0	*
Carl William Goeckel, Designated Ben. Plan/TOD(1)	1,500	1,500	0	*
Carmine Guerro, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,800	1,800	0	*
Carol Downing Green, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	240	240	0	*
Carol Downing Green, TTEE Carol Shellabarger Green Revocable Trust U/A DTD 04/21/2000(1)	330	330	0	*
Charles H. Miller	5,000	5,000	0	*
Charles L. Bechtel & Miriam L. Bechtel JT TEN(1)	380	380	0	*
Charles T. Walsh, TTEE The Charles T. Walsh Trust U/A DTD 12/06/2000(1)	2,180	2,180	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Charles V. Simms, TTEE Charles V. Simms Trust U/A DTD 12/28/1994(1)	870	870	0	*
Cheryl Coleman, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	210	210	0	*
Chris H. Kapolas & Linda M. Kapolas JT TEN(1)	970	970	0	*
Christine F. Lindeman Thomas, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	660	660	0	*
Christine F. Lindeman Thomas, Thomas Revocable Trust U/A DTD 08/22/1991(1)	1,890	1,890	0	*
Christopher M. Ruff, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	170	170	0	*
Cindy Ernst(1)	8,200	8,200	0	*
CNF Investments II, LLC(8)	26,666	26,666	0	*
Congress Ann Hazel, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	280	280	0	*
Congress Ann Hazel, TTEE Harold and Congress Hazel Trust U/A DTD 04/21/1991(1)	280	280	0	*
Cornell Capital Partners LP(9)	33,333	33,333	0	*
CR Intrinsic Investments, LLC(10)	670,000	670,000	0	*
Craig Paul Sanford & Mary Jo Sanford JT TEN(1)	4,110	4,110	0	*
CTBB Family Limited Partnership(1)	2,300	2,300	0	*
Cynthia A. Hackett(1)	1,510	1,510	0	*
Cynthia J. Crotty, TTEE C/O Van Dyne Crotty Attn: Dave Senseman(1)	2,040	2,040	0	*
Cynthia Mollica Barron(1)	130	130	0	*
D. Kremer & R. Kremer, TTEE David R. Kremer Revocable Living Trust U/A DTD 05/07/1996(1)	1,100	1,100	0	*
D. Maccubbin & L. Maccubbin, TTEE Don A. Maccubbin & Linda B. Maccubbin U/A DTD 05/04/1993(1)	1,300	1,300	0	*
Daniel J. Roach, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	330	330	0	*
Daniel W. Crotty, TTEE C/O Van Dyne Crotty Attn: Dave Senseman(1)	25,500	25,500	0	*
Daryll Marshall-Inman IRA	2,000	2,000	0	*
David J. Kunkel, TTEE Bridge Technologies, LLC DBA B FBO Timothy Jon Beach(1)	480	480	0	*
David K. Ray, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	800	800	0	*
David L. Roer(1)	210	210	0	*
David M. Gray, TTEE David M. Gray Revocable Trust U/A DTD 07/19/1996(1)	300	300	0	*
David M. Morad Jr., Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,860	2,860	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

David R. Ernst & Renee M. Ernst JT TEN(1)	1,950	1,950	0	*
David Ross, TTEE The David Ross Trust U/A DTD 11/04/2000(1)	900	900	0	*
David S. Senseman, TTEE David S. Senseman Trust U/A DTD 10/18/1995(1)	360	360	0	*
De Ette Rae Hart, TTEE U/A DTD 05/17/1999 FBO De Ette Rae Hart(1)	530	530	0	*
Deanne W. Joseph, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	330	330	0	*
Deutsche Bank AG London(11)	100,000	100,000	0	*
Diana M. Best, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,960	1,960	0	*
Diane E. Senseman, TTEE Diane E. Senseman Trust 10/18/1995 FBO D. Senseman(1)	360	360	0	*
Diane W. Colaizzi, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	140	140	0	*
Dolores H. Russ, TTEE Dolores H. Russ Trust DTD 4/20/00 Mkt: Eubel Brady(1)	8,800	8,800	0	*
Don A. Keasel & Judith A. Keasel JT TEN(1)	70	70	0	*
Don A. Keasel IRA Rollover(1)	710	710	0	*
Don Aubrey Maccubbin, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	370	370	0	*
Donald A. Porter, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	770	770	0	*
Donald G. Tekamp, TTEE Donald G. Tekamp Revocable Trust U/A DTD 08/16/2000(1)	760	760	0	*
Donald Gorman(1)	300	300	0	*
Donald Huu Nguyen & Lynn Ann Buffington JT TEN(1)	650	650	0	*
Donald Huu Nguyen, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	140	140	0	*
Donald L. Aukerman & Edythe M. Aukerman JT TEN(1)	190	190	0	*
Donald L. Aukerman, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	340	340	0	*
Donna G. Dahm, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	350	350	0	*
Donna M. Ruff, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	110	110	0	*
Douglas A. Marchal & Melissa K. Marchal JT TEN(1)	220	220	0	*
Douglas H. Manuel & Gail D. Manuel	5,000	5,000	0	*
Drake Associates L.P.(12)	25,000	25,000	0	*
Durga Gaviola & Gerry Gaviola	16,666	16,666	0	*
DWS Dreman Small Cap Value Fund(13)	283,000	283,000	0	*
DWS Dreman Small Cap VIP(13)	117,000	117,000	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

EBS Partners LP-Primary Acct., a Partnership(1)	38,000	38,000	0	*
Edward Fox, IRA	6,666	6,666	0	*
Edward W. Eppley, Charles Schwab & Co. Inc. Cust. SEP-IRA(1)	270	270	0	*
Edythe M. Aukerman, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	80	80	0	*
EJF Crossover Master Fund L.P.(14)	300,000	300,000	0	*
Elaine S. Berman Beneficiary Inherited IRA(1)	520	520	0	*
Elaine S. Berman, SEP-IRA(1)	490	490	0	*
Elaine S. Berman, TTEE U/A DTD 06/30/1995(1)	510	510	0	*
Elizabeth Ann Simms, TTEE Elizabeth Ann Simms Trust U/A DTD 12/28/1994(1)	100	100	0	*
Elizabeth Sexworth Rollover IRA(6)	300	300	0	*
Ephraim Hasenfeld	512,684	512,684	0	*
Eric Billings(5)	7,621	7,621	0	*
Evan L. Julber IRA	1,800	1,800	0	*
F&N II Associates, LLC as Nominee for Batsheva Friedman	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Batya Silber	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Brian Silber	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Chaim Perlow	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Chani Stein	31,221	31,221	0	*
F&N II Associates, LLC as Nominee for Chaya Millet	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Diana Stein	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Esther Loewy	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Robert Loewy	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Robert Millet	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Steven Friedman	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Tzipora Perlow	15,610	15,610	0	*
F&N II Associates, LLC as Nominee for Yakov Stein	15,610	15,610	0	*
Felice M. Kantor, TTEE Felice M. Kantor Trust U/A DTD 06/23/1993(1)	4,300	4,300	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

First Republic Bank FBO Tarek Abdel-Meguid(15)	3,300	3,300	0	*
Flanagan Family Limited Partnership(8)	5,000	5,000	0	*
Forney M. Hoke III, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	230	230	0	*
Forney M. Hoke III(1)	1,610	1,610	0	*
Fort Mason Master, LP(16)	313,033	313,033	0	*
Fort Mason Partners, LP(16)	20,300	20,300	0	*
Found-Mor LLC(1)	3,500	3,500	0	*
Frances L. Eppley, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	200	200	0	*
Francis F. O’Connor & Cynthia O’Connor(6)	2,000	2,000	0	*
G. Harmon & T. Harmon & H. Wall Lawrence, J. Harmon Trust A U/A DTD 01/29/2001(1)	360	360	0	*
Galleon Captains Offshore, Ltd.(17)	213,330	213,330	0	*
Galleon Captains Partners, LP(17)	53,337	53,337	0	*
Gary M. Youra, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,770	1,770	0	*
Geary Partners(7)	19,000	19,000	0	*
Geoffrey P. Pohanka	70,000	70,000	0	*
George W. Hicks(1)	730	730	0	*
George W. Ledford, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,080	2,080	0	*
George Weiss Associates, Inc. Profit Sharing Plan(18)	100,000	100,000	0	*
Georgetown Preparatory School(19)	6,674	6,674	0	*
Gerald E. Joseph & Deanne W. Joseph JT TEN(1)	1,020	1,020	0	*
Gerald E. Joseph, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	90	90	0	*
Gerald J. Allen, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	220	220	0	*
Gerald J. Allen(1)	1,970	1,970	0	*
Gregory Alan Reber & Bibi Ann Hazel-Reber JT TEN(1)	510	510	0	*
Gregory J. Thomas, SEP-IRA C/O TK Harris Commercial(1)	340	340	0	*
Gregory J. Thomas, TTEE Trust U/A DTD 08/22/91(1)	460	460	0	*
Gwendolyn D. Harmon, TTEE Gwendolyn D. Harmon Trust U/A DTD 08/30/2001(1)	1,620	1,620	0	*
H. Joseph Wood & Rosemary Wood JT TEN(1)	740	740	0	*
H. Joseph Wood, Charles Schwab & Co. Inc. Cust. Spousal IRA Rollover(1)	600	600	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Harlene Brady, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	70	70	0	*
Harold Allen Ferguson Jr. & Lois Marie Ferguson JT TEN(1)	910	910	0	*
Harvard Investments, Inc.(20)	13,333	13,333	0	*
Hazel B. Kidd(1)	830	830	0	*
Helen G. Moody, TTEE Helen G. Moody Trust U/A DTD 01/17/2002(1)	810	810	0	*
Hertz Hasenfeld	512,684	512,684	0	*
HFR HE Soundpost Master Trust(21)	39,970	39,970	0	*
Howard C. Bluver, IRA	1,666	1,666	0	*
Howard Smith(1)	1,750	1,750	0	*
Hsien Ming Meng, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	480	480	0	*
Industrial Gring Inc. Profit Sharing Plan Trust Segregated Account(1)	1,440	1,440	0	*
IOU Limited Partnership(18)	33,333	33,333	0	*
J. Anthony & Phyllis K. Syme	1,666	1,666	0	*
J. Ernst & D. Ernst, TTEE John C. Ernst Revocable Living Trust U/A DTD 11/11/1911(1)	5,100	5,100	0	*
Jack E. Brady(1)	170	170	0	*
Jacqueline J. Slyman(1)	1,220	1,220	0	*
JAM Investments, LLC(22)	2,000	2,000	0	*
James N. Marten, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	530	530	0	*
James R. Kleeblatt(6)	3,000	3,000	0	*
James Robert Goldstein(1)	480	480	0	*
James T. Lehner, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,280	1,280	0	*
JANA Piranha Master Fund, Ltd.(23)	750,000	750,000	0	*
Jane Hughes, TTEE Giacomo Life Insurance Trust U/A DTD 04/28/2001 FBO L. Giaco(1)	3,210	3,210	0	*
Jane I. Schaefer Trust(24)	13,400	13,400	0	*
Janice Sue Harmon, TTEE Janice Sue Harmon Revocable Trust U/A DTD 02/02/2005(1)	230	230	0	*
Jeannine E. Phlipot, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	660	660	0	*
Jeannine E. Phlipot(1)	720	720	0	*
Jeffrey D. Johnston(25)	258,857	258,857	0	*
Jeffrey M. Grieco, TTEE Jeffrey M. Grieco Revocable Living Trust U/A DTD 07/19/2001(1)	770	770	0	*
Jennifer A. Roer, UTA Charles Schwab & Co. Inc. IRA Contributory DTD 04/24/98(1)	310	310	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Jennifer Roach(1)	200	200	0	*
Jerome E. Muth, Charles Schwab & Co. Inc. Cust. Roth Contributory IRA(1)	1,840	1,840	0	*
Jerome E. Muth, TTEE Trust U/A DTD 10/31/96 FBO Jerome E. Muth(1)	270	270	0	*
Joan M. Welsh, TTEE A&R Agreement of Trust for Joan M. Welsh DTD 08/31/1990(1)	830	830	0	*
John A. Barron, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,000	2,000	0	*
John A. Barron(1)	340	340	0	*
John A. O’Neil & Lisa D. O’Neil JT TEN(1)	990	990	0	*
John B. Maynard Sr., TTEE John B. Maynard Sr. Revocable Living Trust U/A DTD 10/05/1993(1)	5,730	5,730	0	*
John C. Kunesh & Sarah L. Kunesh JT TEN(1)	710	710	0	*
John E. Meyer(1)	36,500	36,500	0	*
John E. Palcher, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	440	440	0	*
John Eubel, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,650	2,650	0	*
John F. Carroll, Charles Schwab & Co. Inc. Cust. SEP-IRA(1)	110	110	0	*
John H. Lienesch, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	1,170	1,170	0	*
John J. Pohanka Family Foundation(26)	25,000	25,000	0	*
John M. Coleman & Patricia D. Coleman	6,666	6,666	0	*
John M. Walsh Jr., Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	840	840	0	*
John O’Meara, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	210	210	0	*
John T. Dahm, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	1,990	1,990	0	*
John T. Dahm, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	610	610	0	*
John Thomas Paas & Julia Marie Paas JT TEN(1)	430	430	0	*
Jon Richard Yenor & Caroline Leutze Brecker JT TEN(1)	650	650	0	*
Jon Richard Yenor, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	480	480	0	*
Jonathan H.F. Crystal(24)	1,700	1,700	0	*
Joseph D. Maloney(1)	770	770	0	*
Joseph David Mackil, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,650	2,650	0	*
Joseph F. Scullion, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	680	680	0	*
Joseph R. Nardini & Lisa Nardini(6)	833	833	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Joseph R. Nardini(6)	834	834	0	*
Joyce Ann Porter, TTEE Joyce Ann Porter Trust U/A DTD 12/01/2000(1)	640	640	0	*
Juan M. Palomar, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,280	1,280	0	*
Judith A. Keasel, IRA Rollover(1)	300	300	0	*
K. Shelton, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	710	710	0	*
Kandythe J. Miller(1)	730	730	0	*
Karen Ann Beach, TTEE Karen A. Beach Trust U/A DTD 05/25/2002(1)	2,110	2,110	0	*
Kathleen Jo Lienes, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	190	190	0	*
Kathryn A. Leeper, TTEE Kathryn Ann Leeper Trust U/A DTD 06/29/95(1)	450	450	0	*
Keegan Family Trust(27)	10,000	10,000	0	*
Keith L. Aukerman, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	770	770	0	*
Kenneth E. Klaus & Doreen G. Klaus JT TEN(1)	140	140	0	*
Kensico Associates, LP(28)	102,600	102,600	0	*
Kensico Offshore Fund, LTD(28)	122,100	122,100	0	*
Kensico Partners, LP(28)	75,300	75,300	0	*
Kettering Anesthesia Associates Pension and Profit Sharing Trust FBO David Pappenfus, M.D.(1)	1,170	1,170	0	*
L. Peck & D. Vockell & S. Brinn & O. Fernandez, TTEE Sharonville Ped. PSC 401 FBO O. Fernandez(1)	930	930	0	*
L. Peck & D. Vockell & S. Brinn & Pediatrics PSC 401 U/A DTD 07/01/19 FBO L. Peck(1)	690	690	0	*
Laboratory Med. Assoc. PA 401K FBO Larry Zinterhofer(24)	2,000	2,000	0	*
Larry J. Lehman, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	860	860	0	*
Lawrence D. & Jane A. Sperling(15)	5,000	5,000	0	*
Lawrence K. Jackson, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	290	290	0	*
Lawrence S. Connor(1)	1,710	1,710	0	*
Le Roy Eakin III & Lindsay Eakin JTBE	8,333	8,333	0	*
Leo K. Wingate & Katherine H. Wingate JT TEN(1)	510	510	0	*
Lester J. Charnock & Suzan A. Charnock JT TEN(1)	1,120	1,120	0	*
Libertyview Funds, LP(29)	112,500	112,500	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

LibertyView Special Opportunities Fund, LP(29)	56,250	56,250	0	*
Linda Marie Meister, Charles Schwab & Co. Inc. Cust. IRA Contributory DTD 03/31/2000(1)	130	130	0	*
Linda Marie Meister(1)	780	780	0	*
Lorraine Lee Earman, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	180	180	0	*
M. Brady & R. Eubel TTEE U/A DTD 01/01/1994(1)	8,850	8,850	0	*
M. Demange & T. Demange, TTEE Mary J. Demange Revocable Living Trust U/A DTD 12/30/1992(1)	250	250	0	*
Magnetar Capital Master Fund, Ltd.(30)	533,333	533,333	0	*
Marcia M. O’Rourke(1)	2,210	2,210	0	*
Margaret Saunders Adam, TTEE Margaret S. Adam Revocable Trust U/A DTD 04/10/2002(1)	380	380	0	*
Marilyn E. Lipson, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	120	120	0	*
Martha S. Senkiw, TTEE Martha S. Senkiw Revocable Living Trust U/A DTD 11/02/1998(1)	410	410	0	*
Mary Ellen Kremer, TTEE Mary Ellen Kremer U/A DTD 01/27/1998(1)	860	860	0	*
Mary Lou R. Baggott(1)	980	980	0	*
Mary M. Kunesh, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	4,200	4,200	0	*
Maureen D. Weaver, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	460	460	0	*
Maureen K. Aukerman, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	720	720	0	*
Maureen K. Aukerman(1)	160	160	0	*
Melinda Laureen Eubel Uta, Charles Schwab & Co. Inc. IRA Rollover DTD 08/21/95(1)	550	550	0	*
Miami Valley Cardiologists Inc. PSP — EBS Equity 100 U/A DTD 01/01/2000(1)	8,110	8,110	0	*
Michael A. Houser & H. Stephen Wargo JT TEN(1)	230	230	0	*
Michael F. Dakin & Andrea Lynn Dakin JT TEN(1)	870	870	0	*
Michael F. Horn Sr., IRA	3,333	3,333	0	*
Michael G. Lunsford, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	540	540	0	*
Michael G. Lunsford(1)	250	250	0	*
Michael Glenn Bradshaw, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,510	1,510	0	*
Michael Heijer, IRA	2,000	2,000	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Michael J. McQuiston, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,050	1,050	0	*
Michael J. Suttman(1)	530	530	0	*
Michael Lipson & Marilyn E. Lipson JT TEN(1)	240	240	0	*
Michael Lipson, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	160	160	0	*
Michael Lipson, TTEE Michael Lipson Profit Sharing Plan U/A DTD 10/22/1997(1)	1,260	1,260	0	*
Michael Mathile Revocable Trust(1)	1,800	1,800	0	*
Michael T. Kunesh, TTEE Trust Agreement U/A DTD 02/10/1995(1)	1,500	1,500	0	*
Michelle L. Tagliamonte, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	550	550	0	*
Mike Joseph Evans & Jacke M. Evans JT TEN(1)	410	410	0	*
Milo Noble(1)	4,100	4,100	0	*
MJJM, LLC(31)	4,411	4,411	0	*
Monte R. Black, Mkt: Eubel Brady(1)	2,850	2,850	0	*
Nachum Stein(33)	408,386	408,386	0	*
Nadine Grelsamer	3,000	3,000	0	*
Nancy A. Miller, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	110	110	0	*
Nancy L. Winton(24)	700	700	0	*
National Society For Hebrew Day Schools(32)	37,500	37,500	0	*
Nayann B. Pazyniak, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	280	280	0	*
Neal L. Miller & Kandythe J. Miller JT TEN(1)	380	380	0	*
Neal L. Miller, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	140	140	0	*
Neil Kantor, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,040	2,040	0	*
Neil W. Hazel & Jeanne K. Hazel JT TEN(1)	560	560	0	*
Neil W. Hazel, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	3,120	3,120	0	*
Neuhauser Capital, LLC(34)	40,000	40,000	0	*
Northern Trust, as Custodian For Upnorth Investments, LTD — EBS(1)	9,070	9,070	0	*
Pacific Partners LP(24)	5,400	5,400	0	*
Pamela S. Carroll, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	240	240	0	*
Pamela S. Graeser(1)	220	220	0	*
Patricia Meyer Dorn, Designated Ben. Plan/TOD(1)	3,010	3,010	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Patrick A. Mickley & Amy Jo Mickley JT TEN	350	350	0	*
Patrick J. Coleman, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,130	1,130	0	*
Patrick J. Keeley	2,000	2,000	0	*
Patrick L. McGohan & Jackie L. McGohan JT TEN(1)	830	830	0	*
Patrick M. Steel(6)	1,000	1,000	0	*
Paul J. Routh, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	400	400	0	*
Paul R. Crnkovich & Dina E. Crnkovich JT TEN(1)	2,530	2,530	0	*
Paul R. Crnkovich, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	610	610	0	*
Paul S. Guthrie & Cynthia J. Guthrie JT TEN(1)	1,420	1,420	0	*
Paul S. Guthrie, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	110	110	0	*
Paul Strausbaugh & Joan Strausbaugh Ten/Com(1)	1,120	1,120	0	*
Paul W. Nordt III, Charles Schwab & Co. Inc. Cust. IRA Rollover-401K(1)	780	780	0	*
Peck Family Investments Ltd, a Partnership(1)	910	910	0	*
Peck Investments LLC(1)	1,310	1,310	0	*
Peter D. Senkiw, TTEE Peter D. Senkiw Revocable Living Trust U/A DTD 11/02/1998(1)	420	420	0	*
Peter McInnes, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	4,700	4,700	0	*
Peter N. Stathis	6,667	6,667	0	*
Peter R. Newman, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,060	2,060	0	*
Philip H. Wagner, TTEE Philip H. Wagner Revocable Trust U/A DTD 11/01/2000(1)	11,500	11,500	0	*
Philip M. Haisley, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	290	290	0	*
Pohanka Oldsmobile Inc.(35)	100,000	100,000	0	*
Pohanka Virginia Properties LLC(35)	50,000	50,000	0	*
Presidio Partners(7)	24,000	24,000	0	*
Prides Capital Fund I, LP(36)	666,667	666,667	0	*
QVT Fund LP(37)	200,000	200,000	0	*
R&D Investment Partnership LLP, a Partnership C/O Betty Eubel(1)	13,100	13,100	0	*
R. Kremer & D. Kremer, TTEE Ruth E. Kremer Revocable Living Trust U/A DTD 05/07/1996(1)	750	750	0	*
Raymond W. Lane(1)	1,450	1,450	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Rebecca A. Nelson, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,070	1,070	0	*
Rehan Rashid(6)	3,333	3,333	0	*
Reuven M. Sacher, M.D.(24)	3,300	3,300	0	*
Richard Dewey Smith, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	210	210	0	*
Richard Dewey Smith(1)	910	910	0	*
Richard E. Holmes, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	790	790	0	*
Richard E. Holmes, TTEE Richard E. Holmes Revocable Living U/A DTD 08/25/1994(1)	2,820	2,820	0	*
Richard G. Snider, TTEE Baker-Hazel & Snider Funeral Home Inc. U/A DTD 06/01/2002(1)	310	310	0	*
Richard H. Lesourd Jr. C/O Lesourd & Co.(1)	1,100	1,100	0	*
Richard J. Hendrix(6)	1,500	1,500	0	*
Richard S. Bodman Revocable Trust, dated 9/1/1998	6,666	6,666	0	*
Rick J. Penwell, TTEE Aviation Sales Inc. 401K Plan U/A DTD 02/08/1994(1)	920	920	0	*
Robert A. Colaizzi Jr., Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,730	1,730	0	*
Robert A. Riley Beneficiary, Charles Schwab & Co. Inc. Cust. Inherited IRA(1)	680	680	0	*
Robert A. Riley, TTEE Robert A. Riley Revocable Family Trust(1)	110	110	0	*
Robert F. Mays, TTEE Robert F. Mays Trust U/A DTD 12/07/1995(1)	780	780	0	*
Robert H. Smith	6,666	6,666	0	*
Robert L. Kilian, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	400	400	0	*
Robert L. Kilian, TTEE Robert L. Kilian Trust U/A DTD 09/25/1997(1)	690	690	0	*
Robert Millet	111,643	111,643	0	*
Robert N. Sturwold Designated Ben. Plan/TOD(1)	450	450	0	*
Robin Stein(6)	1,667	1,667	0	*
Ronald E. Yoakum & Sharon Sue Yoakum JT TEN(1)	700	700	0	*
Ronald P. Caputo	667	667	0	*
S. Miller & C. Liesner, TTEE Steven A. Miller Living Trust U/A DTD 06/05/1998(1)	1,800	1,800	0	*
S.A.C. Capital Associates, LLC(38)	165,000	165,000	0	*
Samuel W. Lumby, TTEE Samuel W. Lumby Trust U/A DTD 05/04/1995(1)	1,000	1,000	0	*
Sandra E. Nischwitz(1)	1,000	1,000	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

Schoenfeld & Schoenfeld, TTEE Angler Construction Co. 401K PS DTD 1/1/03 Equity(1)	290	290	0	*
Sean K. Coleman	3,333	3,333	0	*
Sean Robert Convery(1)	270	270	0	*
Semele Foundas, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	160	160	0	*
Shane F. Crotty, TTEE Shane F. Crotty Revocable Living Trust U/A DTD 03/06/2006(1)	3,640	3,640	0	*
Sonja K. Kasch, TTEE Sonja K. Kasch Trust U/A DTD 10/26/2004(1)	1,060	1,060	0	*
Soundpost Capital Offshore, Ltd.(21)	8,022	8,022	0	*
Soundpost Capital, LP(21)	57,008	57,008	0	*
Stanley H. Rainey Jr., Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	1,510	1,510	0	*
Stanley J. Katz, Charles Schwab & Co. Inc. Cust. IRA Contributory(1)	300	300	0	*
Stephen L. Hopf & Cynthia K. Hopf JT TEN(1)	530	530	0	*
Steuart Investment Company(39)	16,666	16,666	0	*
Steven Alonso	2,000	2,000	0	*
Steven E. Ross & Mary J. Ross JT TEN(1)	6,500	6,500	0	*
Steven J. Swain(24)	700	700	0	*
Steven K. Suttman, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	430	430	0	*
Steven R. Conover & Victoria L. Conover JT TEN(1)	410	410	0	*
Steven W. Papish & Sheryl Kaplan Papish(24)	500	500	0	*
Stratford Partners, LP(40)	35,000	35,000	0	*
Stuckey Timberland, Inc.(41)	13,333	13,333	0	*
Susan J. Gagnon, TTEE Susan J. Gagnon Revocable Living Trust U/A DTD 08/30/1995(1)	1,850	1,850	0	*
T. Anderson & J. Anderson, TTEE Anderson Family Revocable Trust U/A DTD 09/23/2002(1)	1,500	1,500	0	*
T. Demange & M. Demange, TTEE Thomas M. Demange Revocable Living Trust(1)	820	820	0	*
T. Killen & E. Killen, TTEE Killen Family Revocable Trust U/A DTD 04/27/2004(1)	1,950	1,950	0	*
Tanya H. Pavlina, TTEE Trust U/A DTD 11/21/95(1)	1,060	1,060	0	*
Terry P. Murphy Trustee, Terry P. Murphy Trust(42)	1,333	1,333	0	*
The A & Z Hasenfeld Trust(43)	443,855	443,855	0	*
The DB 2006 Trust(44)	1,782,536	1,782,536	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

The Ephraim Hasenfeld Trust	252,516	252,516	0	*
The Fifth Third Bank Successor Co. — Trustee Under Agreement With George H. Welsh Trust B(1)	2,550	2,550	0	*
The Gary Yetman Revocable Trust(45)	539,600	539,600	0	*
The Hertz & Libby Hasenfeld Trust	252,516	252,516	0	*
The MB 2006 Trust(46)	1,782,536	1,782,536	0	*
The N & F Trust 766(47)	408,386	408,386	0	*
The Richard N. Burger Revocable Trust(48)	420,800	420,800	0	*
Third Point Offshore Fund Ltd(49)	479,967	479,967	0	*
Third Point Partners LP(49)	75,000	75,000	0	*
Third Point Partners Qualifie LP(49)	58,900	58,900	0	*
Third Point Ultra Ltd(49)	52,800	52,800	0	*
Thomas A. Miller & Nancy A. Miller JT TEN(1)	830	830	0	*
Thomas A. Miller, IRA Rollover(1)	490	490	0	*
Thomas B. Parsons	1,000	1,000	0	*
Thomas Holton, TTEE Marjorie G. Kasch Irrevocable Trust U/A DTD 03/21/1980(1)	600	600	0	*
Thomas J. Maio & Susan J. Maio JT TEN(1)	1,070	1,070	0	*
Thomas J. Mlinac, TTEE Mazer Corporation PSP & 401(K) U/A DTD 11/30/66 FBO T. Mlinac(1)	630	630	0	*
Thomas J. Murphy(6)	1,500	1,500	0	*
Thomas L. Falvey & Mary Leslie Falvey JT TEN(1)	1,320	1,320	0	*
Thomas P. & Lucy G. Gies	2,667	2,667	0	*
Thomas S. Johnson	10,000	10,000	0	*
Thomas V. Moon & Moon Family Trust U/A DTD 10/14/91(1)	620	620	0	*
Timothy A. Pazyniak, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,420	2,420	0	*
Timothy B. Matz & Jane F. Matz JT WROS(50)	1,000	1,000	0	*
Timothy Jon Beach, TTEE Timothy J. Beach Trust U/A DTD 04/22/2002(1)	2,420	2,420	0	*
TNM Investments Ltd, a Partnership(1)	260	260	0	*
Toby G. Weber, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,220	2,220	0	*
Tonya Sue Harmon, TTEE Tonya S. Harmon Trust U/DTD 08/30/2001(1)	820	820	0	*
Triple Crown Investments LLP(51)	100,000	100,000	0	*
Trust D for a Portion of the Assets of the Kodak Retirement Income Plan(29)	56,250	56,250	0	*
UBS O’Connor LLC FBO O’Connor Pipes Corporate Strategies Master Limited(52)	200,000	200,000	0	*

	Number of
	Shares of	Number of
	Common	Shares of	Common Stock
	Stock	Common	Owned upon
	Owned Prior	Stock that	Completion of the
	to the	may be	Offering
Selling Shareholder	Offering	Sold	Number	Percentage

United Capital Management, Inc.(53)	16,667	16,667	0	*
Verle McGillivray, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	360	360	0	*
Vivian D. Bichsel, TTEE Vivian D. Bichsel Revocable Living Trust U/A DTD 11/18/1993(1)	1,080	1,080	0	*
Wallace F. Holladay, Jr.	5,000	5,000	0	*
Wilbur L. Brown & Evilina A. Brown JT TEN All Cap(1)	2,290	2,290	0	*
William I. Gharst, TTEE Jonell L. Gharst Revocable Living Trust U/A DTD 03/18/1997(1)	2,100	2,100	0	*
William J. Turner, TTEE William J. Turner Revocable Living Trust DTD 05/20/1998(1)	500	500	0	*
William M. Thornton, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	2,660	2,660	0	*
William R. McCarty, Charles Schwab & Co. Inc. Cust. IRA Rollover(1)	630	630	0	*
Yvonne Grieco, TTEE Trust U/A DTD 07/19/2001(1)	720	720	0	*
TOTAL	16,786,895	16,786,895	0	*

*	less than 1%

(1)	We have been advised by this selling shareholder that each of Eubel Brady and Suttman Asset Management, Inc. have voting and investment power over the shares of common stock. However, the selling shareholder is not precluded from directly exercising voting or dispositive authority over its shares of common stock. We have been advised that the following individuals, acting through two committees, have voting and investment power over the shares owned by EBS Partners, LP and EBS Microcap Partners, LP. However, the General Partners of these partnerships may directly exercise voting or dispositive authority over these shares. An Investment Policy Committee (“IPC”) sets investment policy and guidelines. A Research Group (“RG”) acts as the portfolio manager, determining individual security selections for these partnerships. The individuals on these committees are: Mark E. Brady (IPC, RG), Ronald L. Eubel (IPC, RG), Robert J. Suttman II (IPC), Bernard J Holtgreive (IPC, RG), William E. Hazel (IPC), Paul D. Crichton (IPC, RG), Kenneth E. Leist (IPC, RG), Michael Higgins (RG) and Aaron Hillman (RG).

(2)	We have been advised that Ken S. Perry is President of and has voting and investment control over the shares held by this selling shareholder.

(3)	We have been advised that this selling shareholder is an exempted company registered as a segregated portfolio company under the laws of the Cayman Islands. Amber Master Fund (Cayman) SPC is the “master fund” in a “master-feeder” structure. Its two feeder funds are Amber Fund LP and Amber Fund (Cayman) Ltd. The feeder funds are also shareholders of Amber Master Fund (Cayman) SPC. Amber Capital LP is the investment manager to all three funds and is also a holder of allocation shares in Amber Master Fund (Cayman) SPC. The general partner of Amber Capital LP is Amber Capital GP LLC. The two managing members of Amber Capital GP LLC are Joseph Oughourlian and Michel Brogard. Mr. Oughourlian and Mr. Brogard share voting and investment control over the shares held by this selling shareholder.

(4)	We have been advised that Giordano Martinelli is Executive Director of and has voting and investment control over the shares held by this selling shareholder.

(5)	We have been advised that Dmitry Balyasny has voting and investment control over the shares held by this selling shareholder.

(6)	The investor or the investor’s spouse is employed by Friedman, Billings, Ramsey & Co., Inc., the initial purchaser and placement agent in the 2006 Private Placement.

(7)	We have been advised that William Brady has voting and investment control over the shares held by this selling shareholder.

(8)	We have been advised that Robert J. Flanagan has voting and investment control over the shares held by this selling shareholder.

(9)	We have been advised that Mark A. Angelo, Gerald C. Eicke, Matthew J. Beckman and David Gonzalez share voting and investment control over the shares held by this selling shareholder.

(10)	We have been advised that pursuant to an investment management agreement, CR Intrinsic Investors, LLC, a Delaware limited liability company (“CR Investors”), maintains investment and voting power with respect to the securities held by CR Intrinsic Investments, LLC. Mr. Steven A. Cohen controls CR Investors. CR Intrinsic Investments, LLC is a wholly-owned subsidiary of S.A.C. Capital Associates, LLC. Each of CR Investors and Mr. Cohen disclaim beneficial ownership of these securities, and S.A.C. Capital Associates, LLC disclaims beneficial ownership of any securities held by CR Intrinsic Investments, LLC.

(11)	The selling shareholder is affiliated with Deutsche Bank Securities, Inc., a NASD broker-dealer. The selling shareholder has advised us that it purchased the shares in the ordinary course of business and, at the time of the purchase of the securities, it did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. We have been advised that David Baker has voting and investment control over the shares held by this selling shareholder.

(12)	We have been advised that Drake Asset Management LLC is the beneficial owner of this selling shareholder and that Alec Rutherford has voting and investment control over the shares held by this selling shareholder.

(13)	We have been advised that Nelson Woodard has investment control and Fareed Hameeduddin has proxy voting control over the shares held by this selling shareholder.

(14)	We have been advised that Emanuel J. Friedman has voting and investment control over the shares held by this selling shareholder.

(15)	This selling shareholder is an affiliate of a broker-dealer. The selling shareholder has advised us that it purchased the shares in the ordinary course of business and, at the time of the purchase of the securities, it did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. We have been advised that Lawrence E. Ach is Managing Director of Trainer Wortham, which is the investment advisor for this selling shareholder, and that Mr. Ach has voting and investment control over the shares held by this selling shareholder.

(16)	We have been advised that the shares listed herein are owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P. (collectively, the “Fort Mason Funds”). Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason Funds and, in such capacity, exercises sole voting and investment authority with respect to such shares. Mr. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

(17)	We have been advised that Raj Rajaratnam is Managing Member of Galleon Management, LP and has voting and investment control over the shares held by this selling shareholder.

(18)	This selling shareholder is an affiliate of Weiss Investment Management Services, Inc., a NASD broker-dealer. The selling shareholder has advised us that it purchased the shares in the ordinary course of business and, at the time of the purchase of the securities, it did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. We have been advised that George A. Weiss has voting and investment control over the shares held by this selling shareholder.

(19)	We have been advised that William L. George, Edward M. Kowalchick and Robert W. Posniewski share voting and investment control over the shares held by this selling shareholder.

(20)	We have been advised that Craig L. Krumwiede has voting and investment control over the shares held by this selling shareholder. Mr. Krumwiede disclaims any beneficial ownership of the shares.

(21)	We have been advised that Jamie Lester is the Managing Member of and has voting and investment control over the shares held by this selling shareholder.

(22)	We have been advised that Adam K. Bernstein, Marc N. Duber and Joseph S. Galli have voting and investment control over the shares held by this selling shareholder.

(23)	We have been advised that JANA Partners LLC is the Managing Member of this selling shareholder. The principals of JANA Partners LLC are Barry Rosenstein and Gary Claar, who have voting and investment control over the shares held by this selling shareholder.

(24)	We have been advised that Lawrence E. Ach is Managing Director of Trainer Wortham, which is the investment advisor for this selling shareholder, and that Mr. Ach has voting and investment control over the shares held by this selling shareholder.

(25)	This selling shareholder is the Senior Vice President, Operations and Assistant Secretary of Coleman Cable, Inc.

(26)	We have been advised that John J. Pohanka is the Trustee of and has voting and investment control over the shares held by this selling shareholder.

(27)	We have been advised that Eamonn P. Keegan has voting and investment control over the shares held by this selling shareholder.

(28)	We have been advised that Michael Lowenstein and Thomas J. Coleman share voting and investment control over the shares held by this selling shareholder.

(29)	We have been advised that LibertyView Special Opportunities Fund, LP, LibertyView Funds, LP and Trust D for a Portion of the Assets of the Kodak Retirement Income Plan have a common investment advisor, Neuberger Berman, LLC, that has voting and dispositive power over the shares held by them, which is exercised by Richard A. Meckler. Since they have hired a common investment advisor, these entities are likely to vote together. Additionally, there may be common investors within the different accounts managed by the same investment advisor. The General Partner of LibertyView Special Opportunities Fund, LP and LibertyView Funds, LP is Neuberger Berman, LLC, a registered broker-dealer. The selling shareholder purchased the shares in the ordinary course of business and, at the time of the purchase of the securities, the selling shareholder did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. Trust D for a Portion of the Assets of the Kodak Retirement Income Plan is not in any way affiliated with a broker-dealer.

(30)	We have been advised that Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd. (“Magnetar Master Fund”) and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund. Alex Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

(31)	We have been advised that Jonathan L. Billings and Elizabeth G. Billings have voting and investment control over the shares held by this selling shareholder. Jonathan L. Billings is employed by Friedman, Billings, Ramsey & Co., Inc., the initial purchaser and placement agent in the 2006 Private Placement.

(32)	We have been advised that Samuel Zentman is the Chairman and Rabbi Joshua Fishman is the Executive Vice President of this selling shareholder. Mr. Zentman and Rabbi Fishman share voting and investment control over the shares held by this selling shareholder.

(33)	This selling shareholder is the co-chairman of the board of directors of Coleman Cable, Inc.

(34)	We have been advised that James C. Newhauser has voting and investment control over the shares held by this selling shareholder. James C. Newhauser is employed by Friedman, Billings, Ramsey & Co., Inc., the initial purchaser and placement agent in the 2006 Private Placement.

(35)	We have been advised that Geoffrey P. Pohanka and Susan Pohanka share voting and investment control over the shares held by this selling shareholder.

(36)	We have been advised that Kevin A. Richardson, II, Henry J. Lawlor, Christian Puscasiv, Charles McCarthy and Murray A. Indeck have voting and investment control over the shares held by this selling shareholder.

(37)	We have been advised that QVT Associates GP LLC is the General Partner of this selling shareholder. The principals of QVT Associates GP LLC are Dan Gold, Lars Bader, Tracy Fu and Nick Brumm, who have voting and investment control over the shares held by this selling shareholder.

(38)	We have been advised that pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC (“SAC Capital Advisors”) and S.A.C. Capital Management, LLC (“SAC Capital Management”) share all investment and voting power with respect to the securities held by this selling shareholder. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of these securities.

(39)	We have been advised that Guy T. Steuart, II, Leonard P. Steuart, II and Frank T. Steuart share voting and investment control over the shares held by this selling shareholder.

(40)	We have been advised that Mark Fain and Chad Comiteau have voting and investment control over the shares held by this selling shareholder.

(41)	We have been advised that Wade B. Hall has voting and investment control over the shares held by this selling shareholder.

(42)	We have been advised that Terry P. Murphy, as Trustee, has voting control and John E. Montgomery, as President of the Trust’s investment advisor, Montgomery Brothers, has limited investment control over the shares held by this selling shareholder.

(43)	We have been advised that Alexander Hasenfeld has voting and investment control over the shares held by this selling shareholder.

(44)	We have been advised that David Bistricer has voting and investment control over the shares held by this selling shareholder. Mr. Bistricer is the co-chairman of the board of directors of Coleman Cable, Inc.

(45)	This selling shareholder sits on the board of directors of Coleman Cable, Inc. and is the President and Chief Executive Officer of the Company.

(46)	We have been advised that Moric Bistricer has voting and investment control over the shares held by this selling shareholder. Moric Bistricer is the father of David Bistricer, co-chairman of the board of directors of Coleman Cable, Inc.

(47)	We have been advised that Nachum Stein has voting and investment control over the shares held by this selling shareholder. Mr. Stein is the co-chairman of the board of directors of Coleman Cable, Inc.

(48)	This selling shareholder is the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Coleman Cable, Inc.

(49)	We have been advised that Third Point LLC is the general partner of this selling shareholder and that Daniel S. Loeb has voting and investment control over the shares held by this selling shareholder.

(50)	This selling shareholder is an affiliate of FIG Partners, LLC, a NASD broker-dealer. The selling shareholder has advised us that it purchased the shares in the ordinary course of business and, at the time of the purchase of the securities, it did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. We have been advised that Timothy B. Matz & Jane F. Matz share voting and investment control over the shares held by this selling shareholder.

(51)	We have been advised that Leonard B. Zelin has voting and investment control over the shares held by this selling shareholder.

(52)	We have been advised that this selling shareholder is a fund which cedes investment control to UBS O’Connor LLC, the investment manager. The investment manager makes all investment and voting decisions. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG, which is listed and traded on the New York Stock Exchange.

(53)	We have been advised that James A. Lustig is President of and has voting and investment control over the shares held by this selling shareholder.

DESCRIPTION OF CAPITAL STOCK

Selected provisions of our organizational documents are summarized below. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a shareholder.

Common Stock

As of March 1, 2010, we have a total of 17,179,979 shares of common stock outstanding. Our certificate of incorporation allows us to issue 75,000,000 shares.

Voting rights.  Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote. Our shareholders may not cumulate their votes in the election of directors.

Dividends.  Holders of our common stock are entitled to receive dividends ratably if, as and when such dividends are declared by our board of directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any.

Liquidation.  In the event of any dissolution, liquidation or winding up of our affairs, whether voluntary or involuntary, after payment of our debts and other liabilities and making provision for any holders of our preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

Fully paid.  All the outstanding shares of common stock will be fully paid and nonassessable and will have a par value of $0.001 per share.

Other rights.  Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the shareholders. There are currently no shares of preferred stock outstanding.

The issuance of shares of the preferred stock by our board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights, and may be convertible into shares of common stock.

Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable under the Delaware General Corporation Law:

•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which relates to unlawful stock repurchases, redemptions or dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. We may also indemnify employees and others and advance expenses to them in connection with legal proceedings.

We have entered into separate indemnification agreements with our directors and officers that provide them with indemnification rights, particularly with respect to indemnification procedures and directors’ and officers’ insurance coverage.

The indemnification agreements require us, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from acts or omissions (i) regarding enforcement of the indemnification agreement, if not taken in good faith, (ii) relating to the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Exchange Act, (iii) subject to certain exceptions, in the event of claims initiated or brought voluntarily by the officer or director, not by way of defense, counterclaim or cross claim or (iv) for which applicable law or the indemnification agreements prohibit indemnification; provided, however, that the officers or directors shall be entitled to receive advance amounts for expenses they incur in connection with claims or actions against them unless and until a court having jurisdiction over the claim shall have made a final judicial determination that the officer or director is prohibited from receiving indemnification. Furthermore, we are not responsible for indemnifying the officers and directors if an independent reviewing party (a party not involved in the pending claim) determines that a director or officer is not entitled to indemnification under applicable law, unless a court of competent jurisdiction determines that the director or officer is entitled to indemnification. We believe that these indemnification arrangements are important to our ability to attract and retain qualified individuals to serve as directors and officers.

We have obtained directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims have based on any breaches of duty, negligence, or other wrongful acts, including violations of securities laws, unless such a violation is based on any deliberate fraudulent act or omission or any willful violation of any statute or regulation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or officers pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

Our certificate of incorporation, bylaws and the Delaware General Corporation Law contain certain provisions that could discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares.

Delaware Anti-Takeover Statute

We have elected not to be subject to Section 203 of the Delaware General Corporation Law. In general, this section prevents certain Delaware companies under certain circumstances from engaging in a “business combination” with (i) a shareholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested shareholder”), (ii) an affiliate of an interested shareholder, or (iii) associate of an interested shareholder, for three years following the date that the shareholder became an “interested shareholder.” A “business combination” includes a merger or sale of 10% or more of the assets of the company.

Charter and Bylaw Provisions

Classified Board.  Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board of directors. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Authorized but Unissued Shares.  The authorized but unissued shares of our common stock and preferred stock are generally available for future issues without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy context, tender offer, merger or otherwise. Undesignated preferred stock may also be used in connection with a shareholder rights plan, although we have no present intention to adopt such a plan.

Filling Board of Directors Vacancies; Removal.  Our certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to our board of directors or to our president. Directors may be removed only for cause upon the affirmative vote of the holders of seventy-five percent of the voting power of the outstanding shares of capital stock voting together as a single class.

No Cumulative Voting.  The Delaware General Corporation Law provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Under cumulative voting, a majority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our certificate of incorporation does not provide for cumulative voting.

Election of Directors.  Our bylaws require the affirmative vote of a plurality of the outstanding shares of our capital stock entitled to vote generally in the election of directors cast at a meeting of our shareholders called for such purpose.

Advance Notice Requirement for Shareholder Proposals and Director Nominations.  Our bylaws provide that shareholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at the annual meeting of shareholders, not later than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the shareholders and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed to our shareholders or public disclosure of the date of the special meeting was first made, whichever first occurs. With respect to other business to be brought before a meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendments to Our Bylaws.  Our certificate of incorporation permits our board of directors to repeal, alter, amend or rescind our bylaws. Our bylaws also provide that our bylaws can be repealed, altered, amended or rescinded in whole or in part, and new bylaws may be adopted, by the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote at any annual or special meeting of the shareholders, if notice is contained in the notice of such meeting. This provision may have the effect of making it difficult for a third party to acquire us.

No Shareholder Action by Written Consent; Special Meeting.  Our certificate of incorporation precludes shareholders from initiating or effecting any action by written consent and thereby taking actions opposed by our board of directors. Our certificate of incorporation also provides that special meeting of shareholders may be called only by our board of directors.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit selling shareholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The aggregate proceeds to the selling shareholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. A selling shareholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.

The common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling shareholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling shareholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary for the types of transactions involved but will not be greater than 8% for the sale of any securities being registered pursuant to SEC Rule 415.

The selling shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. The selling shareholders identified as registered broker-dealers in the selling shareholders table set forth under “Selling Shareholders” are deemed to be underwriters with respect to securities sold by them pursuant to this prospectus. As a result, any profits on the sale of the common stock by such selling shareholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling shareholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To our knowledge, there are currently no plans, arrangements or understandings between or among any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling shareholders.

Our common stock is listed on the NASDAQ Global Market.

There can be no assurance that any selling shareholder will sell any or all of the common stock covered by this prospectus. Further, we cannot assure you that any such selling shareholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay substantially all of the expenses incidental to the registration of the common stock, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of shares of our common stock by the selling shareholders.

LEGAL MATTERS

Winston & Strawn LLP, Chicago, Illinois, will pass upon the validity of the shares of our common stock offered by the selling shareholders under this prospectus.

EXPERTS

The financial statements as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this prospectus, and the effectiveness of Coleman Cable, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in the Registration Statement. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Post Effective Amendment on Form S-3 to Form S-1 (File No. 333-138750) under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement and the exhibits filed therewith contain additional information about us and our shares of common stock being offered by this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, www.colemancable.com, you can access electronic copies of documents we file with the SEC, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed in accordance with SEC rules) until our offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Definitive Proxy Statement on Schedule 14A filed on April 8, 2009; and

•	The description of our common stock contained in our Registration Statements on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

Notwithstanding the foregoing, information furnished by Coleman under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated reference herein unless otherwise specifically indicated. The information relating to Coleman contained in this prospectus does not purport to be complete and should be read together with the information contained in the incorporated documents. We will provide at not cost to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. Any such request should be addressed to us at: 1530 Shields Drive, Waukegan, Illinois 60085, Attention: Chief Financial Officer.

16,786,895 Shares

of

Common Stock

PROSPECTUS

          , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which were previously paid by the Registrant:

SEC Registration fee	$26,942.97
Listing fee for the NASDAQ Global Market	5,000.00
NASD filing fee	25,680
Legal fees and expenses	1,091,000.00
Accounting fees and expenses	454,000.00
Printing and engraving expenses	225,000.00
Blue Sky fees and expenses	5,000.00
Transfer agent and Registrar fees and expenses	3,500.00
Miscellaneous expenses	4,557.03

Total	$1,840,680.00

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable under the Delaware General Corporation Law:

•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, which relates to unlawful stock repurchases, redemptions or dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. We may also indemnify employees and others and advance expenses to them in connection with legal proceedings.

We have entered into separate indemnification agreements with our directors and officers that provide them with indemnification rights, particularly with respect to indemnification procedures and directors’ and officers’ insurance coverage.

The indemnification agreements require us, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from acts or omissions (i) regarding enforcement of the indemnification agreement, if not taken in good faith, (ii) relating to the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Exchange Act, (iii) subject to certain exceptions, in the event of claims initiated or brought voluntarily by the officer or director, not by way of defense, counterclaim or cross claim or (iv) for which applicable law or the indemnification agreements prohibit indemnification; provided, however, that the officers or directors shall be entitled to receive advance amounts for expenses they incur in connection with claims or actions against them unless and until a court having jurisdiction over the claim shall have made a final judicial determination that the officer or director is prohibited from receiving indemnification. Furthermore, we are not responsible for indemnifying the officers and directors if an independent reviewing party (a party not involved in the pending claim) determines that a director or officer is not entitled to indemnification under applicable law, unless a court of competent jurisdiction determines that the director or officer is entitled to indemnification. We believe that these indemnification arrangements are important to our ability to attract and retain qualified individuals to serve as directors and officers.

We have obtained directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims have based on any breaches of duty, negligence, or other wrongful acts, including violations of securities laws, unless such a violation is based on any deliberate fraudulent act or omission or any willful violation of any statute or regulation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or officers pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The charter or By-laws, or the laws of the state of incorporation, of CCI International, Inc. contain similar provisions.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are included as exhibits to this Registration Statement:

Item No.		Description

1.1		Purchase Agreement dated March 27, 2007 between Coleman Cable, Inc. and Wachovia Capital Markets, LLC, incorporated herein by reference to our Form S-4 filed on July 13, 2007.
1.2		Purchase Agreement dated January 26, 2010 by and among Coleman Cable, Inc., certain subsidiary guarantors and the initial purchasers of the Notes incorporated herein by reference to our Annual Report on Form 10-K filed on March 4, 2010.
2.0	—	Equity Interest Purchase Agreement dated as of March 11, 2007, among Coleman Cable, Inc., the Copperfield Sellers defined therein and, solely with respect to Section 10.10 thereof, the additional signatures thereto, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.
3.1	—	Certificate of Incorporation of Coleman Cable, Inc., as filed with the Delaware Secretary of State on October 10, 2006, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Item No.			Description

3.2		—	Amended and Restated By-Laws of Coleman Cable, Inc., effective as of April 29, 2008, incorporated herein by reference to our Current Report on Form 8-K filed on May 5, 2008.
4.1		—	Registration Rights Agreement dated September 28, 2004 between Coleman Cable, Inc. and Wachovia Capital Markets, LLC, as Initial Purchaser under the Purchase Agreement, incorporated herein by reference to our Form S-4 filed on April 26, 2005.
4.2			Registration Rights Agreement, dated October 11, 2006 between Coleman Cable, Inc. and Friedman, Billings, Ramsey & Co., Inc., incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
4.3			Registration Rights Agreement dated as of February 3, 2010 among Coleman Cable, the guarantors from time to time party thereto and the initial purchasers of the Notes, incorporated herein by reference to our Current Report on Form 8-K filed on February 3, 2010.
4.4		—	Indenture dated as of September 28, 2004 among Coleman Cable, Inc., the Note Guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as Trustee, incorporated herein by reference to our Form S-4 filed on April 26, 2005.
4.5			Supplemental Indenture dated February 3, 2010 among Coleman Cable, the guarantors from time to time party thereto and Deutsche Bank National Trust Company, as Trustee, incorporated herein by reference to our Current Report on Form 8-K filed on February 3, 2010.
4.6			Indenture dated as of February 3, 2010 among Coleman Cable, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee (including the Form of 9% Senior Note due 2018 attached as Exhibit A thereto), incorporated herein by reference to our Current Report on Form 8-K filed on February 3, 2010.
4.7		—	Shareholders Agreement, dated October 11, 2006 between Coleman Cable, Inc. and its Existing Holders, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
5.1		—	Opinion of Winston & Strawn LLP, incorporated herein by reference to Post Effective Amendment No. 2 to our Form S-1 filed on September 13, 2007.
10.1		—	Amended and Restated Credit Agreement dated as of April 2, 2007 among Coleman Cable, Inc., certain of its Subsidiaries, the Lenders named therein, and Wachovia Bank, National Association, as administration agent, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.
10.2		—	First Amendment to Amended and Restated Credit Agreement dated as of November 1, 2007 by and among Coleman Cable, Inc., certain of its Subsidiaries, the Lenders named therein, and Wachovia Bank, National Association, as administrative agent, incorporated herein by reference to our Form 8-K filed on November 2, 2007.
10.3			Second Amendment to Amended and Restated Credit Agreement, dated as of June 18, 2009, by and among Coleman Cable, Inc., the Subsidiaries that are signatories thereto, and the lenders that are signatories thereto, incorporated herein by reference to our Current Report on Form 8-K as filed on June 18, 2009.
10.4			Third Amendment to Amended and Restated Credit Agreement, dated as of January 19, 2010, by and among Coleman Cable, Inc., the Subsidiaries that are signatories thereto, and the lenders that are signatories thereto, incorporated herein by reference to our Current Report on Form 8-K as filed on June 18, 2009.
10.5		—	Lease dated as of September 11, 2003, by and between Panattoni Development Company, LLC and Coleman Cable, Inc., as subsequently assumed by HQ2 Properties, LLC pursuant to an Assignment and Assumption of Lease, dated as of August 15, 2005, amended by First Amendment to Lease, dated as of August 15, 2005, by and between HQ2 Properties, LLC and Coleman Cable, Inc., incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.
*10	.6	—	Coleman Cable, Inc. Long-Term Incentive Plan, incorporated herein by reference to our Definitive 14A Proxy Statement filed on April 3, 2008.
*10	.7	—	Form of Non-Qualified Stock Option Agreement Under the Coleman Cable, Inc. Long-Term Incentive Plan, incorporated herein by reference to our Form S-1 filed on November 16, 2006.

Item No.			Description

*10	.8	—	Form of Restricted Stock Award Agreement under the Coleman Cable, Inc. Long-Term Incentive Plan, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.
10.9		—	Indemnification Agreement dated November 13, 2007 by and between Morgan Capital LLC and Coleman Cable, Inc., incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.
*10	.10		Amended and Restated Employment Agreement, dated as of December 29, 2008 by and between Coleman Cable, Inc. and Richard N. Burger incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008.
*10	.11		Employment Agreement, dated December 29, 2008 between Coleman Cable, Inc. and Richard Carr incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008.
*10	.12		Amended and Restated Employment Agreement, dated as of December 30, 2008 by and between Coleman Cable, Inc. and G. Gary Yetman incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008.
*10	.13		Employment Agreement, dated December 30, 2008 between Coleman Cable, Inc. and Mike Frigo incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2008.
*10	.14		Severance Agreement dated as of May 7, 2009 between the Company and K. McAllister incorporated herein by reference to our Form 10-Q for the quarter ended March 31, 2009.
21.1		—	Subsidiaries incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2009.
23.1		—	Consent of Deloitte & Touche LLP
23.2		—	Consent of Winston and Strawn LLP (included in Exhibit 5.1)
24.1		—	Power of Attorney (included on the signature pages hereto)

*	Denotes management contract or compensatory plan or arrangement.

Item 17.	Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove form registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on the 4th day of March, 2010.

COLEMAN CABLE, INC.
(Registrant)

By	/s/ G. Gary Yetman
G. Gary Yetman
President and Chief Executive Officer

Each person whose signature appears below appoints G. Gary Yetman and Richard N. Burger, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Form S-1 on Form S-3 to the Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

	Signature	Title(s)	Date

By	/s/ G. Gary Yetman G. Gary Yetman	Director, President and Chief Executive Officer	March 4, 2010

By	/s/ Richard N. Burger Richard N. Burger	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	March 4, 2010

By	/s/ David Bistricer David Bistricer	Director	March 4, 2010

By	/s/ Shmuel D. Levinson Shmuel D. Levinson	Director	March 4, 2010

By	/s/ James G. London James G. London	Director	March 4, 2010

By	/s/ Dennis Martin Dennis Martin	Director	March 4, 2010

	Signature	Title(s)	Date

By	/s/ Isaac Neuberger Isaac Neuberger	Director	March 4, 2010

By	/s/ Harmon Spolan Harmon Spolan	Director	March 4, 2010

By	/s/ Denis E. Springer Denis E. Springer	Director	March 4, 2010

By	/s/ Nachum Stein Nachum Stein	Director	March 4, 2010